UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 22, 2013
(Date of earliest event reported)

TEXAS RARE EARTH RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, Texas (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2013, Texas Rare Earth Resources Corp. (the “Registrant”) entered into a consulting agreement (the “Consulting Agreement”) with Chemetals, Inc. (the “Consultant”), pursuant to which the Consultant agreed to provide contact information to the Registrant regarding parties that the Registrant may desire to discuss entering into a transaction in which the Registrant will sell its assets or engaged in other strategic arrangements for cash or for other non-securities consideration (a “Transaction”).

With regard to any Transactions for which the Consultant is entitled to a consulting fee pursuant to the Consulting Agreement, the consulting fee shall be due within three days of closing of a Transaction and payable as follows:

1.
For any Transactions in which the net aggregate consideration received by the Registrant is equal to or greater than $100 million, the Consultant shall receive (a) one million options, issued at closing and exercisable for one year, to purchase shares of common stock of the Registrant at $1.00 per share and (b) a cash fee equal to 2% of the net aggregate consideration received by the Registrant.

2.
For any Transactions in which the net aggregate consideration received by the Registrant is equal to or greater than $200 million, the Consultant shall receive (a) two million options, issued at closing and exercisable for one year, to purchase shares of common stock of the Registrant at $1.00 per share and (b) a cash fee equal to 2% of the net aggregate consideration received by the Registrant.

3.
For any Transactions in which the net aggregate consideration received by the Registrant is less than $100 million, the Consultant shall receive (a) 500,000 options, issued at closing and exercisable for one year, to purchase shares of common stock of the Registrant at $1.00 per share and (b) a cash fee equal to 2% of the net aggregate consideration received by the Registrant.

The Registrant is not obligated to compensate the Consultant for Transactions offered that the Registrant does not accept, that do not close, or that directly or indirectly involve securities, as defined in the Consulting Agreement. Pursuant to the Consulting Agreement, the Registrant need not compensate the Consultant for any Transaction with parties not introduced to the Registrant by the Consultant.  The Consultant is not to solicit parties regarding any Transaction, engage in negotiating or structuring any Transaction or be involved in any closing or settlement of any Transaction.  Pursuant to the Consulting Agreement, the Registrant is free to contact potential parties not already identified by the Consultant and the Registrant has sole authority to offer a Transaction.

The Consulting Agreement contains standard indemnification and confidentiality provisions.  The Consulting Agreement has a two year term, but may be cancelled at any time by the Registrant (a) immediately for cause, based on a breach of the Consulting Agreement by the Consultant or (b) without cause upon 30 days written notice.  In the case of cancellation without cause, the Consultant will be entitled to a six month tail for compensation on the closing of any Transaction.

The above is a summary of the material terms of the Consulting Agreement and is qualified in its entirety by the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Exhibits

10.1             Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: January 28, 2013	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Consulting Agreement